Exhibit 99.6

NOTICE OF WITHDRAWAL

To Withdraw

Shares of Common Stock of DuPont de Nemours, Inc.

Pursuant to the Offer to Exchange

All Shares of Common Stock of

NUTRITION & BIOSCIENCES, INC.

which are owned by DuPont de Nemours, Inc. and

will be converted into the right to receive Shares of Common Stock of

INTERNATIONAL FLAVORS & FRAGRANCES INC.

for

Shares of Common Stock of DuPont de Nemours, Inc.

Pursuant to the Prospectus, dated [●], 2020

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON [●], 2021, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF DUPONT COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the prospectus dated [●], 2020 (the “Prospectus”), in connection with the offer by DuPont de Nemours, Inc. (“DuPont”) to exchange all shares of common stock of Nutrition & Biosciences, Inc., par value $0.01 per share, that are owned by DuPont and will be converted into the right to receive shares of International Flavors & Fragrances Inc. common stock, par value $0.125 per share, for shares of DuPont common stock, par value $0.01 per share (“DuPont common stock”), that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer (the “Exchange Offer”).

Pursuant to the terms and conditions of the Exchange Offer as set forth in the Prospectus, shares of DuPont common stock validly tendered pursuant to this Exchange Offer may be withdrawn at any time prior to one minute after 11:59 p.m., New York City time, on the expiration date of the Exchange Offer and, unless DuPont has previously accepted such shares pursuant to this Exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of this Exchange Offer. Once DuPont accepts DuPont common stock pursuant to this Exchange Offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF DUPONT COMMON STOCK THAT YOU HAVE ALREADY MADE PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must timely deliver this Notice of Withdrawal to Computershare Trust Company, N.A. (the “Exchange Offer Agent”) at one of its addresses set forth at the end of this Notice of Withdrawal. See “The Exchange Offer—Terms of the Exchange Offer—Withdrawal Rights” in the Prospectus.

If any of the shares of DuPont common stock were tendered through The Depository Trust Company, please do not use this form; use The Depository Trust Company form of withdrawal instead.

If you hold DuPont common stock through a broker, dealer, commercial bank, trust company or similar institution, any notice of withdrawal must be delivered by that institution on your behalf. Stockholders should consult with the institution through which they hold shares on the procedures that must be complied with and the time by which such procedures must be completed in order for that institution to provide a notice of withdrawal on such holder’s behalf prior to one minute after 11:59 p.m., New York City time, on the expiration date.

REQUEST FOR WITHDRAWAL

The undersigned has identified below the shares of DuPont common stock that it is withdrawing from the exchange offer:

Number of book-entry shares of DuPont common stock to be withdrawn:

SIGNATURES

This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of DuPont common stock withdrawn as its or their names appear on the registered shareholder account or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Signature(s):

Capacity (full title):

Dated:

If you wish to withdraw any tendered shares of DuPont common stock, you must transmit this Notice of Withdrawal to the Exchange Offer Agent at:

By First Class Mail:	By Email Transmission:	By Registered or Overnight Courier:

Computershare Trust Company, N.A. Attn: Corp Actions P.O. Box 43011 Providence, RI 02940-3011	CANOTICEOFGUARANTEE@computershare.com For information about the Exchange Offer, please contact Georgeson LLC at 888-660-8331	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street Suite V Canton, MA 02021-1031

DuPont will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and its decision will be final and binding, subject to the rights of the tendering stockholders to challenge DuPont’s determination in a court of competent jurisdiction. Neither DuPont nor the Exchange Offer Agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification.